Exhibit 10.1

2010 AMENDMENT TO THE

DUKE REALTY CORPORATION

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

This Amendment (the “Amendment”) to the Duke Realty Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”), is hereby adopted as of the 28th day of April 2010, by Duke Realty Corporation (the “Corporation”). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

WHEREAS, the Corporation maintains the Plan for the purposes set forth therein; and

WHEREAS, the Board of Directors of the Corporation approved, subject to approval by the Corporation’s shareholders, an amendment to the Plan to permit a one-time stock option exchange program for employees other than the Corporation’s named executive officers and directors (the “Amendment”);

WHEREAS, at the Annual Meeting of Shareholders of the Corporation held on April 28, 2010, the Corporation’s stockholders voted in favor of the Amendment;

NOW, THEREFORE, the Plan is hereby amended, effective as of April 28, 2010, by adding the following new Section 16.3:

“Option Exchange. Notwithstanding any other provision of the Plan to the contrary (including, without limitation, Sections 7.1(g), 8.1(e) and 16.2(c)), upon approval of this amendment by the Company’s shareholders in accordance with the terms of this Plan, the Board or the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser number of Restricted Stock Units, provided that (a) the terms and conditions of such one-time-only option exchange offer are materially consistent with the description of the exchange offer contained in the Company’s Proxy Statement filed with the SEC on March 17, 2010 for the Company’s 2010 Annual Meeting of Shareholders at which the exchange offer was approved, and (b) the exchange offer is commenced within 12 months after the date of such shareholder approval.”

All other provisions of the Plan shall remain the same and in full force and effect.

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IN WITNESS WHEREOF, Duke Realty Corporation, by a duly authorized officer, has executed this Amendment to the Duke Realty Corporation Amended and Restated Long-Term Incentive Plan, effective as of the 28th day of April, 2010.

DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak
Dennis D. Oklak
Chairman of the Board and Chief Executive Officer